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                                                                 EXHIBIT 10.1

                                   ISDA (R)
                 INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                INTEREST RATE
                                     AND
                         CURRENCY EXCHANGE AGREEMENT

                         Dated as of_________________

                                            Ford Credit Auto Loan Master Trust,
                                            Chemical Bank
Ford Motor Credit Corporation      and      as Trustee

have entered and/or anticipate entering into one or more transactions (each a "Swap Transaction"). The parties agree that each Swap Transaction will be governed by the terms and conditions set forth in this document (which includes the schedule (the "Schedule")) and in the documents (each a "Confirmation") exchanged between the parties confirming such Swap Transactions. Each Confirmation constitutes a supplement to and forms part of this document and will be read and construed as one with this document, so that this document and all the Confirmations constitute a single agreement between the parties (collectively referred to as this "Agreement"). The parties acknowledge that all Swap Transactions are entered into in reliance on the fact that this document and all Confirmations will form a single agreement between the parties, it being understood that the parties would not otherwise enter into any Swap Transactions.

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of any Confirmation and this document, such Confirmation will prevail for the purpose of the relevant Swap Transaction.

2.   PAYMENTS

(a)  OBLIGATIONS AND CONDITIONS.

     (i) Each party will make each payment specified in each Confirmation as being payable by it.

     (ii) Payments under this Agreement will be made not later than the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.

     (iii) Each obligation of each party to pay any amount due under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing and (2) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account by giving notice to the other party at least five days prior to the due date for payment for which such change applies.
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(c)     NETTING.  If on any date amounts would otherwise be payable:--
        (i)     in the same currency; and
        (ii)    in respect of the same Swap Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

If the parties specify "Net Payments - Corresponding Payment Dates" in a Confirmation or otherwise in this Agreement, sub-paragraph (ii) above will cease to apply to all Swap Transactions with effect from the date so specified (so that a net amount will be determined in respect of all amounts due on the same date in the same currency, regardless of whether such amounts are payable in respect of the same Swap Transaction); provided that, in such case, this
Section 2(c) will apply separately to each Office through which a party makes and receives payments as set forth in Section 10.

(d)    DEDUCTION OR WITHHOLDING FOR TAX.
       (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--
                (1)  promptly notify the other party ("Y") of such requirement;
                (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
                (3) prompty forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
                (4) if such Tax is an Idemnifiable Tax, pay to Y, in addition to the payment to which is Y otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:
                     (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i) or 4(d); or
                     (B)  the failure of a representation made by Y pursuant to
                     Section 3(f) to be accurate and true unless such failure would not have occurred but for a Change in Tax Law.
       (ii)     LIABILITY.  If:--
                (1)     X is required by any applicable law, as
                modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
                (2)     X does not so deduct or withhold; and
                (3) a liability resulting from such Tax is assessed directly against X.
         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i) or
         (d)).

(e) DEFAULT INTEREST. A party that defaults in the payment of any amount due will, to the extent be permitted by law, be required to pay interest (before as well as after judgment) on such amount to the other party on demand in the same currency as the overdue amount, for the period from (and including



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the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

3.      REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Swap Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)     BASIC REPRESENTATIONS.

        (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

        (ii) POWERS. It has the power to execute and deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

        (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

        (v)     OBLIGATIONS BINDING.  Its obligations under this
        Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicaton (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in paragraph 2 of Part 3 of the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(c) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in Part 2 of the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.      AGREEMENTS

Each party agrees with the other that, so long as it has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

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(a) FURNISH SPECIFIED INFORMATION.  It will deliver to the other party:--

    (i) any forms, documents or certificates relating to taxation specified in Part 3 of the Schedule or any Confirmation; and

    (ii) any other documents specified in Part 3 of the Schedule or any Confirmation,

by the date specified in Part 3 of the Schedule or such Confirmation or, if none is specified, as soon as practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. It will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party, of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

    (i) FAILURE TO PAY. Failure by the party to pay, when due, any amount required to be paid by it under this Agreement if such failure is not remedied on or before the third Business Day after notice of such failure to pay is given to the party;

    (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement obligation (other than an obligation to pay any amount required to be paid by it under this Agreement or to give notice of a Termination Event or any agreement or obligation under Section
    4(a)(i) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii)  CREDIT SUPPORT DEFAULT.

         (1) Failure by the party or any applicable Specified Entity to comply with or perform any agreement or obligation to be complied with or performed by the party or such Specified Entity in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elasped;

         (2) the expiration or termination of such Credit Support Document, or the ceasing of such Credit Support Document to be in full force and effect, prior to the final Scheduled Payment Date of each Swap Transaction to which such Credit Support Document relates without the written consent of the other party; or

         (3) the party or such Specified Entity repudiates, or challenges the validity of, such Credit Support Document;

    (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any applicable Specified Entity in this Agreeement or any Credit Support Document relating to this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

    (v) DEFAULT UNDER SPECIFIED SWAPS. The occurrence of an event of default in respect of the party or any applicable Specified Entity under a Specified Swap which, following the giving of any



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    applicable notice or the lapse of any applicable grace period, has resulted in the designation or occurrence of any early termination date in respect of such Specified Swap;

    (vi) CROSS DEFAULT. If "Cross Default" is specified in Part 1 of the Schedule as applying to the party, (1) the occurrence or existence of an event or condition in respect of such party or any applicable Specified Entity under one or more agreements or instruments relating to Specified Indebtedness of such party or any such Specified Entity in an aggregate amount of not less than the Threshold Amount (as specified in Part 1 of the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) the failure by such party or any such Specified Entity to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period);

    (vii)  BANKRUPTCY. The party or any applicable Specified Entity:--

           (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidiation of the party or any such Specified Entity, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment or insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party or such Specified Entity or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation therof; (5) has a resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) any event occurs with respect to the party or any such Specified Entity which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

    other than in the case of clause (1) or (5) or, to the extent it relates to those clauses, clause (8), for the purpose of a consolidation, amalgamation or merger which would not constitute an event described in
    (viii) below; or

    (viii) MERGER WITHOUT ASSUMPTION. The party consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer.--

           (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

           (2) the benefits of any Credit Support Document relating to this Agreement fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below, a Tax Event Upon Merger if the event is specified in (iii) below or a Credit Event Upon Merger if the event is specified in (iv) below:--

    (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which such Swap Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of section 4(b)) for such party (which will be the Affected Party):-



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           (1)  to perform any absolute or contingent obligation to make a payment or to receive a payment in respect of such Swap Transaction or to comply with any other material provision of this Agreement relating to such Swap Transaction: or

           (2) to perform, or for any applicable Specified Entity to perform, any contingent or other obligation which the party (or such Specified Entity) has under any Credit Support Document relating to such Swap Transaction:

     (ii)  TAX EVENT.
           (1) The party (which will be the Affected Party) will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of any Indemnifiable Tax under
           Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) as a result of a Change in Tax Law; or

           (2) there is a substantial likelihood that the party (which will be the Affected Party) will be required on the next succeeding Scheduled Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) and such substantial likelihood results from an action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which such Swap Transaction was entered into (regardless of whether such action was taken or brought with respect to a party to this Agreement);

     (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of a party consolidating or amalgamating with, or merging into, or transferring all or substantially all its assets to, another entity
     (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii); or

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in Part 1 of this Schedule as applying to the party, such party ("X") consolidates or amalgamates with or merges into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity (which will be the Affected Party) is materially weaker than that of X immediately prior to such action.

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION.

(a)  RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT.  If at any time an
Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Swap Transactions. However, an Early Termination Date will be deemed to have occurred in respect of all Swap Transactions immediately upon the occurrence of any Event of Default specified in Section 5(a)(vii)(1), (2), (3), (5), (6), (7) or (8) and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence of any Event of Default specified in
Section 5(a)(vii)(4).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.
     (i) NOTICE. Upon the occurrence of a Termination Event, an Affected Party will, promptly upon becoming aware of the same, notify the other party thereof, specifying the nature of such Termination Event and the Affected Transactions relating thereto. The Affected Party will also give such other information to the other party with regard to such Termination Event as the other party may reasonably require.

     (ii)  TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will as a condition to its right to designate an Early Termination Date under Section 6(b)(iv) use all reasonable efforts (which



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    will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
    Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its offices, branches or Affiliates or that such Termination Event ceases to exist.

    If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

    Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into swap transactions with the transferee on the terms proposed.

    (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action that would cause such Termination Event to cease to exist.

    (iv) RIGHT TO TERMINATE. If:--
         (1) a transfer under Section 6(b)(ii) or an agreement under
         Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

         (2) an Illegality under Section 5(b)(i)(2) or a Credit Event
         Upon Merger occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

    either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event, or the party which is not the Affected Party in the case of a Credit Event Upon Merger, may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

    (i) If notice designating an Early Termination Date is given under
    Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is continuing on the relevant Early Termination Date.

    (ii) Upon the effectiveness of notice designating an Early Termination Date (or the deemed occurrence of an Early Termination Date), the obligations of the parties to make any further payments under Section 2(a)(i) in respect of the Terminated Transactions will terminate, but without prejudice to the other provisions of this Agreement.

(d) CALCULATIONS.

    (i) STATEMENT. Following the occurrence of an Early Termination Date, each party will make the calculations (including calculation of applicable interest rates) on its part contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations) and (2) giving details of the relevant account to which any payment due to it under Section 6(e) is to be made. In the absence of written confirmation of a quotation obtained in determining a Market Quotation from the source providing such quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) DUE DATE. The amount calculated as being payable under Section
    6(e) will be due on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or deemed to occur as a result of an Event of Default) and not later than the day which is two Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon in the Termination Currency from (and including) the relevant Early Termination Date to (but excluding) the relevant due date, calculated as follows:--

         (1) if notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur, in either case as a result of an Event of Default, at the Default Rate; or



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         (2)  if notice is given designating an Early Termination Date as a result of a Termination Event, at the Default Rate minus 1% per annum.

    Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION.

    (i) DEFAULTING PARTY OR ONE AFFECTED PARTY. If notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur and there is a Defaulting Party or only one Affected Party, the other party will determine the Settlement Amount in respect of the Terminated Transactions and:--

         (1) if there is a Defaulting Party, the Defaulting Party will pay to the other party, the excess, if a positive number, of (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the other party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party; and

         (2) if there is an Affected Party, the payment to be made will be equal to (A) the sum of such Settlement Amount and the Termination Currency Equivalent of the Unpaid Amounts owing to the party determining the Settlement Amount ("X") less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the party not determining the Settlement Amount ("Y").

    (ii) TWO AFFECTED PARTIES. If notice is given of an Early Termination
    Date and there are two Affected Parties, each party will determine a Settlement Amount in respect of the Terminated Transactions and the payment to be made will be equal to (1) the sum of (A) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to Y.

    (iii) PARTY OWING. If the amount calculated under Section 6(e)(i)(2) or
    (ii) is a positive number Y will pay such amount to X; if such amount is a negative number, X will pay the absolute value of such amount to Y.

    (iv) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early
    Termination Date is deemed to occur, the amount determined under Section 6(e)(i) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

    (v) PRE-ESTIMATE OF LOSS. The parties agree that the amounts recoverable under this Section 6(e) are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  TRANSFER

Subject to Section 6(b) and to any exception provided in the Schedule, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (other than pursuant to a consolidation or amalgamation with or merger into, or transfer of all or substantially all its assets to, another entity) and any purported transfer without such consent will be void.

8.  CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts due in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.
If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency due in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement,
(ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim of proof being made for any other sums due in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.      MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties or confirmed by an exchange of telexes.

(c) SURVIVAL OF OBLIGATIONS. Except as provided in Section 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Swap Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)     COUNTERPARTS AND CONFIRMATIONS.
        (i) This Agreement may be executed in counterparts, each of which will be deemed an original.
        (ii) A Confirmation may be executed in counterparts or be created by an exchange of telexes, which in either case will be sufficient for all purposes to evidence a binding supplement to this Agreement. Any such counterpart or telex will specify that it constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   MULTIBRANCH PARTIES

If a party is specified as a Multibranch Party in Part 4 of the Schedule, such Multibranch Party may make and receive payments under any Swap Transaction through any of its branches or offices listed in the Schedule (each an "Office"). The Office through which it so makes and receives payments for the purpose of any Swap Transaction will be specified in the relevant Confirmation and any change of Office for such purpose requires the prior written consent of the other party. Each Multibranch Party represents to the other party that, notwithstanding the place of payment, the obligations of each Office are for all purposes under this Agreement the obligations of such Multibranch Party. This representation will be deemed to be repeated by such Multibranch Party on each date on which a Swap Transaction is entered into.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or by reason of the early termination of any Swap Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail (airmail if overseas) or the equivalent (with return receipt requested) or by overnight courier or given by telex (with answerback received) at the address or telex number specified in Part 4 of the Schedule. A notice or communication will be effective:-

     (i) if delivered by hand or sent by overnight courier, on the day it is delivered (or if that day is not a day on which commercial banks are open for business in the city specified in the address for notice provided by the recipient (a "Local Banking Day"), or if delivered after the close of business on a Local Banking Day, on the first following day that is a Local Banking Day).

     (ii) if sent by telex, on the day the recipient's answerback is received (or if that day is not a Local Banking Day, or if after the close of business on a Local Banking Day, on the first following day that is a Local Banking Day): or

     (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), three Local Banking Days after despatch if the recipient's address for notice is in the same country as the place of despatch and otherwise seven Local Banking Days after despatch.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address or telex number at which notices or communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in Part 4 of the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New
     York: and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in Part 4 of the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similiar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement:--

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Swap Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Swap Transactions.

"AFFILIATE" means, subject to Part 4 of the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"BUSINESS DAY" means (a) in relation to any payment due under Section 2(a)(i), a day on which commercial banks and foreign exchange markets are open for business in the place(s) specified in the relevant Confirmation and (b) in relation to any other payment, a day on which commercial banks and foreign exchange markets are open for business in the place where the relevant account is located and, if different, in the principal financial centre of the currency of such payment.

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Swap Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument which is specified as such in this Agreement.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date specified as such in a notice given under Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a).

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"LOSS" means, with respect to a Terminated Transaction and a party, an amount equal to the total amount (expressed as a positive amount) required, as determined as of the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable) by the party in good faith, to compensate it for any losses and costs (including loss of bargain and costs of funding but excluding legal fees and other out-of-pocket expenses) that it may incur as a result of the early termination of the obligations of the parties in respect of such Terminated Transaction. If a party determines that it would gain or benefit from such early termination, such party's Loss will be an amount (expressed as a negative amount) equal to the amount of the gain or benefit as determined by such party.

"MARKET QUOTATION" MEANS, with respect to a Terminated Transaction and a party to such Terminated Transaction making the determination, an amount (which may be negative) determined on the basis of quotations from Reference Market-makers for the amount that would be or would have been payable on the relevant Early Termination Date, either by the party to the Terminated Transaction making the determination (to be expressed as a positive amount) or to such party (to be expressed as a negative amount), in consideration of an agreement between such party and the quoting Reference Market-maker and subject to such documentation as they may in good faith agree, with the relevant Early Termination Date as the date of commencement of such agreement (or, if later, the date specified as the effective date of such Terminated Transaction in the relevant Confirmation), that would have the effect of preserving for such party the economic equivalent of the payment obligations of the parties under Section 2(a)(i) in respect of such Terminated Transaction that would, but for the occurrence of the relevant Early Termination Date, fall due after such Early Termination Date (excluding any Unpaid Amounts in respect of such Terminated Transaction but including, without limitation, any amounts that would, but for the occurrence of the relevant Early Termination Date, have been payable (assuming each applicable condition precedent had been satisfied) after such Early Termination Date by reference to any period in which such Early Termination Date occurs). The party making the determination (or its agent) will request each Reference
Market-maker to provide its quotation to the extent practicable as of the same time (without regard to different time zones) on the relevant Early Termination Date (or, if an Early Termination Date is deemed to occur, as of a time as soon thereafter as practicable). The time as of which such quotations are to be obtained will, if only one party is obliged to make a determination under
Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties. If more than three such quotations are provided, the Market Quotation will be the arithmetic mean of the Termination Currency Equivalent of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the quotations having the highest and lowest values. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction cannot be determined.

"OFFICE" has the meaning specified in Section 10.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" MEANS, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where a branch or office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment is due under Section 2(a)(i) with respect to a Swap Transaction.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction for which a Market Quotation is determined; and

(b) for each Terminated Transaction for which a Market Quotation is not, or cannot be, determined, the Termination Currency Equivalent of such party's Loss (whether positive or negative);

provided that if the parties agree that an amount may be payable under
Section 6(e) to a Defaulting Party by the other party, no account shall be taken of a Settlement Amount expressed as a negative number.

"SPECIFIED ENTITY" has the meaning specified in Part 1 of the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to Part 1 of the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED SWAP" means, subject to Part 1 of the Schedule, any rate swap or currency exchange transaction now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means (a) with respect to any Early Termination
Date occurring as a result of a Termination Event, all Affected Transactions and
(b) with respect to any Early Termination Date occurring as a result of an Event of Default, all Swap Transactions, which in either case are in effect as of the time immediately preceding the effectiveness of the notice designating such Early Termination Date (or, in the case of an Event of Default specified in Section 5(a)(vii), in effect as of the time immediately preceding such Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in Part 1 of the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value the relevant Early Termination Date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event, a Tax Event Upon Merger or a Credit Event Upon Merger.

"UNPAID AMOUNTS" owing to any party means, with respect to any Early Termination Date, the aggregate of the amounts that became due and payable (or that would have become due and payable but for Section 2(a)(iii) or the designation or occurrence of such Early Termination Date) to such party under
Section 2(a)(i) in respect of all Terminated Transactions by reference to all periods ended on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, together with (to the extent permitted under applicable law and in lieu of any interest calculated under
Section 2(e)) interest thereon, in the currency of such amounts, from (and including) the date such amounts became due and payable or would have become due and payable to (but excluding) such Early Termination Date, calculated as follows:--

(a) in the case of notice of an Early Termination Date given as a result of an Event of Default:--

         (i) interest on such amounts due and payable by a Defaulting Party will be calculated at the Default Rate; and
         (ii) interest on such amounts due and payable by the other party will be calculated at a rate per annum equal to the cost to such other party (as certified by it) if it were to fund such amounts (without proof or evidence of any actual cost): and

(b) in the case of notice of an Early Termination Date given as a result of a Termination Event, interest on such amounts due and payable by either party will be calculated at a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party and regardless of whether due and payable by such party) if it were to fund or of funding such amounts.

Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

IN WITNESS WHEREOF the parties have executed this document as of the date specified on the first page of this document.




                                     Ford Credit Auto Loan Master Trust,
Ford Motor Credit Company            Chemical Bank as Trustee
--------------------------------     -----------------------------------
    (Name of party)                            (Name of party)



By:                                  By:
   -----------------------------        --------------------------------
Name:                                Name:

Title:                               Title:

                                    SCHEDULE

                                     to the

                 Interest Rate and Currency Exchange Agreement

                     dated as of February 15, 1996, between

                     Ford Motor Credit Company ("Party A"),
                      a corporation organized and existing
                    under the laws of the State of Delaware

                                      and

                Ford Credit Auto Loan Master Trust ("Party B"),
                         a trust organized and existing
                  under the laws of the State of New York, by
                                 Chemical Bank,
                          as trustee (the "Trustee").


                                     Part 1

                             Termination Provisions

In this Agreement:

                 (1) "Specified Entity" means (i) in relation to Party A, none and (ii) in relation to Party B, none.

                 (2) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will not apply to Party A or Party B.

                 (3) "Termination Currency" means Dollars.

                 (4) The "Credit Event upon Merger" provisions of Section 5(b)(iv) of this Agreement will not apply to Party A or Party B.

                 (5) This Agreement and all Swap Transactions hereunder shall terminate upon the occurrence of an Early Amortization Event (other than the Early Amortization Event in Section 9.01(a)) under the Pooling and Servicing Agreement dated as of December 31, 1991, among Ford Credit Auto Receivables Corporation, as seller, Ford Motor Credit Company, as servicer, and the Trustee (as amended and supplemented, the "Pooling and Servicing Agreement"), as supplemented by the Supplement (as defined in the Pooling and Servicing Agreement) referred to in the attached confirmation letter (a "Special Termination Event").

         Upon the occurrence of a Special Termination Event, all payment obligations pursuant to this Agreement and the Swap Transactions hereunder shall terminate and neither party shall have any further payment obligations pursuant to this Agreement or any Swap Transaction hereunder.

                                     Part 2


                              Tax Representations
                                 Not Applicable
                                     Part 3
                           Documents To Be Delivered

               For the purpose of Section 4(a) of this Agreement:

                     (1) The documents to be delivered are:

 Party required to                                                                  Date by which
 deliver document                    Form/Document/Certificate                      to be delivered
 ----------------                    -------------------------                      ---------------
         (a)  Party A                An opinion of counsel reasonably               Closing Date*/
                                     satisfactory in form and substance to Party
                                     B.

         (b)  Party A                A certificate of incumbency of Party A with    Closing Date
                                     respect to the authority of the person
                                     executing this Agreement and related
                                     documentation on its behalf.


         (c)  Party B                An opinion of counsel reasonably               Closing Date
                                     satisfactory in form and substance to Party
                                     A.

         (d)  Party B                A certificate of incumbency of Party B         Closing Date
                                     with respect to the authority of the person
                                     or persons executing this  Agreement and
                                     related documentation on its behalf.





__________________________________

*/       "Closing Date" shall have the meaning assigned to such term in the
Pooling and Servicing Agreement.

                 (2) The information that is required to be delivered by a party under paragraph 1 of Part 3 of this Schedule will be covered by the representation in Section 3(d) of this Agreement.


                                     Part 4

                                 Miscellaneous


(1) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(2) Process Agent.  Not applicable.

(3) Meaning of "Affiliate". "Affiliate", in relation to Party A, will mean any person or entity controlled by Party A and, in relation to Party B, will have the meaning specified in Section 14 of this Agreement.

(4) Multibranch Party.  Not applicable.

(5) Addresses for Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:         The American Road
                 Dearborn, Michigan 48121

Attention: Funding Strategy

Telex No.: 9102404820     Answerback:  FC TREAS II UD

Facsimile No.: 313-594-0735

Address for notices or communications to Party B:

Address:                  Chemical Bank, as Trustee for
                            the Ford Credit Auto Loan Master Trust
                          450 West 33rd Street
                          New York, New York 10001

Attention:                Corporate Trust Department

Telex No.: 960910

Facsimile No.: 212-946-7799 or 212-946-7800

(6) Credit Support Document.  Not applicable.

(7) Netting of Payments. "Net Payments-Corresponding Payment Dates" will apply for the purpose of Section 2(c) of this Agreement with effect from the date of this Agreement.

Notwithstanding any other provision contained herein to the contrary:

(a) if the Business Day preceding a Floating Rate Payer Payment Date is not a Fixed Rate Payer Payment Date, the amount payable by the Floating Rate Payer on such Floating Rate Payer Payment Date and the accrued obligation of the Fixed Rate Payer hereunder since the 15th day of the preceding calendar month shall be netted; and

(b) if the Business Day preceding a Floating Rate Payer Payment Date is a Fixed Rate Payer Payment Date, the amount payable by the Floating Rate Payer on such Floating Rate Payment Date and the sum of (i) the accrued obligation of the Fixed Rate Payer hereunder since the 15th day of the preceding calendar month and (ii) any positive net accrued obligations for the Fixed Rate Payer calculated pursuant to clause (a) for the five preceding periods (or, in the event of a Trigger Event, the number of periods since the most recent Fixed Rate Payer Payment Date) shall be netted.

(8) Calculation Agent. Party B (acting through the Trustee, who shall be acting on behalf of the Trust) shall calculate, as promptly as practicable, the applicable Floating Rate or Floating Rates for each Payment Date, Calculation Period and Reset Date, as applicable, for all Swap Transactions hereunder and shall give notice of such Floating Rate or Floating Rates, as promptly as practicable, to Party A. For all other purposes, the Calculation Agent will be Party A.
                                     Part 5

                                Other Provisions

(1) Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim.

(2) It is understood that the Trustee is executing this Agreement solely in its capacity as Trustee to Party B as set forth in the Pooling and Servicing Agreement and that under this Agreement there shall be no claims against or liability of the Trustee in any other capacity or claims against the assets of the Trustee and the Trustee shall have no liabilities, duties or standards of care hereunder greater than those set forth in the Pooling and Servicing Agreement. All duties, obligations and liabilities of Party B, including but not limited to all representations, warranties and covenants of Party B shall apply to Party B and not to the Trustee in its individual capacity.

(3) Party A by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

                           Ford Motor Credit Company
                               The American Road
                            Dearborn, Michigan 48121


                                                               February 15, 1996


Ford Credit Auto Loan Master Trust,
  by Chemical Bank, as Trustee
450 West 33rd Street
New York, New York  10001

Attention: Corporate Trust Department

                             Ford Credit Auto Loan
                          Master Trust, Series 1996-1
                               Swap Transaction

Dear Sirs:

                 The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between Ford Motor Credit Company ("Party A") and Ford Credit Auto Loan Master Trust ("Party B"), by Chemical Bank, as Trustee (the "Trustee"), on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

                 1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "1991 ISDA Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

                 The capitalized terms which are not 1991 ISDA Definitions and are used herein and not otherwise defined have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 31, 1991, among Ford Credit Auto Company Receivables Corporation, as seller, Ford Motor Credit Company, as servicer, and the Trustee and as supplemented by the Series 1996-1 Supplement dated as of December 31, 1995 (as amended and supplemented, the "Pooling and Servicing Agreement").

                 This Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of February 15, 1996, as amended and supplemented from time to time (the "Swap Agreement") between you and us. All provisions contained in the Swap Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                           $[96-1 AMOUNT] on the Effective
                                           Date and for any Payment Date
                                           thereafter, $[96-1 AMOUNT] less the
                                           sum of (i) all payments of principal
                                           to the Certificateholders from the
                                           Effective Date through the
                                           immediately preceding Distribution
                                           Date and (ii) all unreimbursed
                                           Investor Chargeoffs from the
                                           Effective Date through the
                                           immediately preceding Distribution
                                           Date

Trade Date:                                February 15, 1996

Effective Date:                            February 15, 1996

Termination Date:                          February 15, 2001

Fixed Amounts:

         Fixed Rate Payer:                 Party A

         Fixed Rate Payer
         Payment Dates:                    The 14th day of each February and
                                           August commencing on August 14,
                                           1996, until the Termination Date,
                                           subject to the Following Business
                                           Day Convention, or if a Trigger
                                           Event occurs, the 14th day of each
                                           month, commencing on the 14th day of
                                           any month after a Trigger Event
                                           occurs, until the Termination Date,
                                           subject to the Following Business
                                           Day Convention.

         Fixed Rate:                       []%

         Fixed Rate
         Day Count Fraction:               30/360

         Trigger Event:                    (a) the occurrence of an Early
                                           Amortization Event pursuant to
                                           Section 9.01(a); or (b) Party A's





                                           long-term debt is rated below A by
                                           Standard and Poor's and Party A's
                                           short-term debt is rated below
                                           A-1 by Standard & Poor's; or (c)
                                           either Party A's long-term debt or
                                           Party A's short-term debt is rated
                                           below A2 and P-1, respectively, by
                                           Moody's.

Floating Amounts:

         Floating Rate
         Payer:                            Party B

         Initial Exchange
         Amount:                           $[   ]

         Initial Exchange
         Date:                             February 15, 1996


                 Notwithstanding anything to the contrary in the 1991 ISDA Definitions or the Swap Agreement, on any Floating Rate Payer Payment Date the Floating Rate Payer shall pay the lesser of the amounts due on such Floating Rate Payer Payment Date under the "First Floating Rate Swap" and the "Second Floating Rate Swap" as set forth below.

                 The First Floating Rate Swap shall have the following terms:

Floating Rate Payer
Period End Dates:                          January 31, 1996, and the last day
                                           of each month thereafter until
                                           December 31, 2000

Floating Rate Payer
Payment Dates:                             [March 15, 1996], and thereafter
                                           Delayed Payment shall apply and such
                                           Payment Dates shall be the 15th day
                                           of the second month following each
                                           Floating Rate Payer Period End Date
                                           until the Termination Date,
                                           subject to the Following Business
                                           Day Convention


Floating Rate Option:                      The Prime Rate (as defined below)

Designated Maturity:                       One month






Floating Rate Day
Count Fraction:                            Actual/360

Reset Dates:                               Each Friday of each calendar month,
                                           subject to the Following Business
                                           Day Convention

Method of Averaging:                       Weighted Average

                 The Second Floating Rate Swap shall have the following terms:

Floating Rate Payer
Payment Dates:                             The 15th day of each month
                                           commencing on September 15, 1995,
                                           until the Termination Date, subject
                                           to the Modified Following Business
                                           Day Convention (New York)

Floating Rate Option:                      USD-LIBOR-LIBO

Designated Maturity:                        One month

Floating Rate Day
Count Fraction:                             Actual/360

Reset Date:                                 The first day of each Calculation
                                            Period

Reset Determination                         Two London Business Days prior
Date:                                       to the Reset Date

Calculation Period:                         From the Floating Rate Payer
                                            Payment Date through and including
                                            the day immediately preceding the
                                            following Floating Rate Payer
                                            Payment Date

3.  Account Details

Payments to Party A:                        Morgan Guaranty Trust Company of
                                            New York, New York branch, in
                                            favor of Ford Motor Credit Company's
                                            Treasurer's Account

Account for payments:                       02161658

Payments to Party B:

Account for payments:                       To be specified by Party B






                 4. "Prime Rate" shall mean for a Reset Date the median of the rates of interest publicly announced effective on the second Thursday next preceding such Reset Date by each of Chase Manhattan Bank, N.A., Chemical Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America, San Francisco, as its U.S. Dollar "prime rate" or "base rate" for that Reset Date, less 1.50 percent. In the event any of the foregoing banks ceases to exist, then the parties shall make such adjustments to the definition of Prime Rate as they agree are appropriate.

                 Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                        Very truly yours,

                                        FORD MOTOR CREDIT COMPANY

                                        By:_________________________
                                           Name:
                                           Title:

Accepted and confirmed
as of the date first
above written:

FORD CREDIT AUTO LOAN MASTER TRUST,
by Chemical Bank, as Trustee,

By:_______________________________
   Name:
   Title: